Exhibit 10.108
Construction Loan Agreement ME, NH, MA, RI, CT, NJ
11390 1/92

                           CONSTRUCTION LOAN AGREEMENT


THIS AGREEMENT, made is on March 10, 1997, by and between Pocono Village Farms, L.P., a Delaware Limited Partnership at 10 Alvin Court, East Brunswick, NJ 08816 (called collectively "Borrower,") and First Pioneer Farm Credit, ACA, a corporation organized under and pursuant to the laws of the United States of America with its office at 9 County Road 618, Lebanon, NJ 08833 (called "Lender.")

1. CONSTRUCTION LOAN. Lender has agreed to lend, and Borrower has agreed to borrow, the sum of $297,500.00 (called the "construction loan") to be used in the erection, construction and completion of the improvements, described below, on a certain parcel of land in the Township of Mount Carmel, County of Northumberland, State of Pennsylvania, described in a deed from ________________________ to ________________________ dated _____, and recorded in the  ________________________  Registry of Deeds at _______________________ ,
in Book at Page ___________ [Attachment "A"] (called the "Premises.") This loan is subject to the terms of this Construction Loan Agreement as well as a promissory note (the "Note") and secured by a mortgage on the Premises (the "Mortgage") in the amount of $2,200,000.00, both bearing even date herewith, and any other legal Loan Documents governing the consruction loan.

2. DISBURSEMENTS SCHEDULE. The construction loan purpose is to pay the construction costs in connection with erecting and completing on the Premises the following (called the "improvements"):

The amount of the construction loan may be advanced in installments, made at Lender's sole discretion, according to the satisfactory completion of work as follows:


o  Purchase and install boilers and CO2 systems ...........    $

o  Upon arrival of materials ..............................    $ 210,000.00

o  Upon completion of boiler room #1 ......................    $  50,000.00

o .........................................................    $  37,500.00

o .........................................................    $

o .........................................................    $

                                                               =============
TOTAL .....................................................    $ 297,500.00


3. COMPLETION DATE. Construction work shall begin [immediately] [by ______________]. The improvements must be fully completed by 12/1/97. At its sole option, Lender may extend the time for completing construction work, but Lender shall have no obligation to do so.

4. QUALITY. All construction work shall be done according to the building plans and specifications submitted to Lender. All work shall be performed in a good, first-class, workman-like manner to the satisfaction of Lender, and in compliance with all applicable building codes, zoning and other legal and trade standards and requirements. Materials and fixtures shall be of a quality satisfactory to Lender, or as specified in building plans or specifications.

5. ADVANCES. All advances are at Lender's sole discretion and may be made only upon the certified completion of work required for each particular installment or the favorable report of Lender's representative.

Lender's sole discretion shall determine whether the quality and progress of construction work is sufficient to entitle Borrower to request the next advance. Lender shall have the right to require, at Borrower's expense, the approval of any or all phases of the construction work by an engineer, architect or other qualified professional acceptable to Lender. Lender's advance of funds does not constitute acceptance or approval of any work performed or materials used, and advances in the future may be denied for unsatisfactory work existing when a previous advance was made.

Borrower shall request advances hereunder using such forms, procedures and certifications, and taking such other action as Lender shall require in its sole discretion from time to time. Lender is entitled to at least three days prior notice of any request for an

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advance. In its sole discretion, Lender may advance the whole or any part of any advance before it becomes due. Lender may advance the whole or any part of any advance before it becomes due. Lender may advance to Borrower or directly to the contractor, with notice to Borrower, at Lender's discretion. Lender shall have no liability for any delay in advancing funds or determining the acceptability of work performed.

6. ADVANCE MAY BE WITHHELD. Lender, in its discretion, may refuse to make an advance if:

     A. All work done at the construction site when the advance is requested is not satisfactory to Lender; or if all materials and fixtures usually finished and installed by that time are not actually finished and installed; or if Lender has not had reasonable opportunity to inspect the work completed or obtain other evidence required to determine satisfactory completion.

     B. There is any lien or encumbrance upon the Premises, other than the Mortgage, or Lender has received notice of any other mortgage, lien or encumbrance, unless such lien is authorized herein.

          Before any advance is made, Lender may conduct a title rundown, at Borrower's expense, to confirm that there are no changes from the date the Mortgage was recorded; and/or require Borrower to procure and deliver to Lender lien waivers from any or all contractors, subcontractors, suppliers or others; or require such other proof that the Premises have not become encumbered by any lien, judgment, notice of contract or assignment of contract subsequent to the recording of Lender's mortgage. The following liens on the Premises are authorized by Lender: None.

     C. Borrower is in default under the Note or Mortgage; or demand under the Note has been made (if applicable); or Borrower is in violation of or in default under any provision of this Agreement, the Note, Mortgage, or any other legal Loan Document governing the construction loan, unless such violation has been specifically waived in writing by Lender.

7. LENDER'S REMEDIES. If construction of the improvements is discontinued at any time, or if the work does not proceed according to schedule, or if none, at reasonable speed, Lender (or its successors or assigns) may purchase materials and employ workmen to complete and protect the work. If any mechanic's lien or liens, judgement or assignment of contract is filed against the Premises or any part thereof, Lender may pay and satisfy them. If any taxes, assessments, sewer rents or water rates assessed against the Premises are unpaid when due, Lender (or its successors or assigns) may pay the same. Payments made by Lender under this paragraph shall be in Lender's sole discretion; and all such payments shall be deemed to be evidenced by the Note and secured by the Mortgage as if they were advances made to the Borrower.


8. BORROWER'S COVENANTS AND WARRANTIES. Borrower accepts the construction loan upon the terms and conditions herein specified, and covenants to erect and finish the improvements according to the plans and specifications previously submitted to and approved by Lender, and in accord with all applicable local, state and federal laws. Borrower covenants to prosecute the work with all reasonable speed and diligence. Borrower further covenants and warrants to Lender as follows: (A.) Borrower shall promptly begin construction, and shall complete construction using due diligence and in full compliance with all applicable specifications and requirements by the date specified herein. (B.) All amounts advanced hereunder will be used for the purposes, as specified herein. (C.) All improvements shall be constructed within the boundaries of the Premises and shall meet all zoning and setback requirements. (D.) Borrower shall maintain such insurance as may be required by Lender, including "All Risk/Builder's Risk" insurance. All policies shall name Lender as mortgagee and shall provide for at least 30 days prior written notice to Lender of any change in coverage or of cancellation. (E.) Lender, its agents representatives, successors and assigns, shall have free access to the Premises at all times and the right to inspect the improvements and all of Borrower's records relating to the improvements. (F.) Borrower shall immediately notify Lender in writing if any: litigation; liens; citations for violations, complaints or orders by governmental authorities are commenced or filed against the Premises or the improvements; or if the improvements are damaged or destroyed by fire or any other cause. (G.) Borrower shall not create or allow to exist any lien on the Premises or the materials used in the improvements, whether superior or subordinate to Lender's interest, without Lender's prior written approval. (H.) Upon Lender's demand, Borrower shall promptly take such action or execute such documents as may be required by Lender. (I.) Borrower will timely and completely comply with and fulfill all of the terms and provisions to be complied with or fulfilled by the borrower under this Agreement, the Note, Mortgage and all other legal Loan Documents. (J.) Borrower further acknowledges and agrees that Lender does not warrant, guaranty, certify or make any representations as to the quality of the improvements, the workmanship, or the improvements conforming to any design, specification(s), building code(s) or use(s). (K.) Each request by Borrower for an advance hereunder shall constitute an affirmation that the representations and warranties made in this Agreement and in the Note, Mortgage and other legal Loan Documents remain true and correct as of the date of such request and, unless Lender is notified to the contrary prior to disbursement of the requested advance, will continue to be so on the date of such advance.

9. DEFAULT. The following shall be defaults under this Agreement: (A.) Sale, assignment, mortgage or any other transfer of Borrower's interest in the Premises, or in this Agreement, without the prior written consent of Lender, including a contract of sale in which title does not pass; (B.) A petition is filed by or against Borrower under any Chapter of the U.S. Bankruptcy Code or any state insolvency or reorganization law; (C.) Default on any other mortgage or lien upon the Premises; (D.) Material injury or destruction of the improvements by fire or other casualty; (E.) The death, dissolution, merger, insolvency or change in control of

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Borrower  before receipt of the last advance;  (F.) Failure to timely obtain any
permits  or  governmental   approval   necessary  to  the  construction  of  the
improvements; (G.) Borrower's failure to keep any covenant, warranty or other obligation of this Agreement, or in the Note, Mortgage or any other legal Loan Document connected with the construction loan. (H.) The occurrence of any event of default under the Note, Mortgage or any other legal Loan Document, or in any obligation of Borrower to Lender. (I.) If in the opinion of the Lender, the estimated cost of completing the improvements is in excess of the amount of funds available to Borrower hereunder to complete such improvements.


10. LENDER'S RIGHTS UPON DEFAULT. In the event of any default: (A.) Lender may refuse to make any further advances; (B.) At Lender's option, Lender may declare the construction loan, as evidenced by the Note and Mortgage, immediately due and payable and exercise all rights and remedies under the Note, Mortgage or other legal Loan Documents or as otherwise available to Lender at law or in equity; (C.) Lender, at its option, may continue to make advances without becoming liable to make any other advances and without waiving any of the Lender's right to demand payment of the indebtedness and without giving up any of Lender's other rights or waiving them.


11. FINAL ADVANCE. Lender shall not be obligated to make a final advance hereunder until it has received from the Borrower the following: (A.) If requested, lien waivers in form and substance satisfactory to Lender; (B.) Evidence that the improvements have been completed and are ready for use, including a copy of the Certificate of Occupancy issued by the municipality where the Premises is located; (C.) If requested, a survey of the Premises showing that the improvements are within the boundary lines of the Premises and that no encroachments exist.


12. LENDER HELD HARMLESS. Borrower hereby agrees to save, hold harmless and indemnify Lender from and against any and all claims or liens for the price and value of work, labor, service and materials now or hereafter done or furnished, in and about the erection and completion of the improvements, or any cost or expense growing out of the same. Borrower shall defend any action or proceeding brought against Lender arising out of such liens or claims with an attorney of Lender's choice.


IN WITNESS WHEREOF, the parties hereto have executed this Construction Loan Agreement the day and year first above written.


Pocono Village Farms, L.P.               Pocono Village Farms, L.P.


-----------------------                  ----------------------
Borrower by: J. Kevin Cobb,              Borrower by: Thomas F. Schwartz,
Vice President                           Vice President

                                         First Pioneer Farm Credit, ACA


                                         ---------------------------------
                                         Title and Name: David W. Boone,
                                         Vice President


STATE OF New Jersey                 )
                                    ) SS:
COUNTY OF Monmouth                  )


     On this 10th day of March, 1997, before me the subscriber, personally appeared J. Kevin Cobb and Thomas F. Schwartz*, to me personally known and known to me to be the same person(s) described in and who executed the within Instrument and they severally acknowledged to me that they executed the same.


*Vice Presidents of Pocono Village Farms, L.P.
                                            _________________________________
                                            Notary Public  Lisa M. Miceli
                                            My Commission Expires:  July 6, 2000


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STATE OF New Jersey                 )
                                    ) SS:
COUNTY OF Monmouth                  )


     On this 10th day of March, 1997, before me the subscriber, personally appeared David W. Boone, to me personally known who, being by me duly sworn, did depose and say that s/he resides at Phillipsburg, NJ, and that s/he is an officer of First Pioneer Farm Credit, ACA, the corporation described in and which executed the within instrument, that s/he knows the seal of said corporation, that the seal affixed to said Instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that s/he signed his name thereto by like order.


                               ____________________________________________
                               Notary Public:  Lisa M. Miceli
                               My Commission Expires:  July 6, 2000


                               COGENTREX OF POCONO, INC.,
                               General Partner


                               By:_________________________________________
                               Thomas F. Schwartz, Vice President-
                               Finance of Cogentrix of Pocono, Inc.

                               VILLAGE FARMS OF DELAWARE, L.L.C.,
                               General Partner, by Agro Power Development, Inc., Managing Member of Village Farms of
                               Delaware, L.L.C.



                               By:_________________________________________
                               J. Kevin Cobb, Senior Vice President of
                               Agro Power Development, Inc.







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